                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The  undersigned  hereby  consents to the references to our firm in the form and context in which they  appear in the Annual  Report on Form  10-K/A No. 2 of St.
Mary Land and  Exploration  Company for the year ended  December  31,  2001.  We hereby further consent to the use of information contained in our reports, as of
January 1, 2002,  2001 and 2000 setting forth the estimates of revenues from St.
Mary Land &  Exploration  Company's oil and gas reserves. We further consent to the incorporation by reference  thereof into St. Mary Land &  Exploration
Company's   Form  S-8   (Registration   Statement  No.   033-61850),   Form  S-8
(Registration  Statement No.  333-30055),  Form S-8 (Registration  Statement No.
333-58273), and Form S-8 (Registration Statement No. 333-35352).

                                                  Very truly yours,

                                                  /s/ RYDER SCOTT COMPANY, L.P.
                                                  -----------------------------
                                                  RYDER SCOTT COMPANY, L.P.

Denver, Colorado,
August 27, 2002.